Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the registration by Anheuser-Busch InBev SA/NV (“AB InBev”), and some or all of Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev Worldwide Inc., Brandbev S.à R.L., Brandbrew S.A., Cobrew NV/SA, and Anheuser-Busch Companies, LLC under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of (1) debt securities issued and to be issued by Anheuser-Busch InBev Worldwide Inc. or Anheuser-Busch InBev Finance Inc. (the “Debt Securities”) and (2) the full and unconditional guarantees of AB InBev and some or all of the aforementioned companies thereon. Such securities are or will be registered on one or more registration statements on Form F-3ASR, or on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of AB InBev, the Corporate Secretary of AB InBev, any Assistant Corporate Secretary of AB InBev, the Secretary of Anheuser-Busch InBev Services, LLC, any Assistant Secretary of Anheuser-Busch InBev Services, LLC, Mr. John Blood, Mr. Alexandre Bueno, Ms. Christine Delhaye, Mr. Thomas Larson, Ms. Margot Miller, Ms. Ann Randon, Mr. Daniel Strothe and Mr. Jan Vandermeersch, and each of them, with full power to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Debt Securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith in order to effect the registration of the Debt Securities under the Securities Act, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of the date indicated next to his or her signature.

Date: 19 March 2021	By:	/s/ Carlos Brito
Carlos Brito Chief Executive Officer Anheuser-Busch InBev SA/NV

Date: 19 March 2021	By:	/s/ Fernando Tennenbaum
Fernando Tennenbaum Chief Financial Officer Anheuser-Busch InBev SA/NV

Date: 19 March 2021	By:	/s/ Martin J. Barrington
Martin J. Barrington Chairman of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2021	By:	/s/ María Asuncion Aramburuzabala
María Asuncion Aramburuzabala Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2021	By:	/s/ M. Michele Burns
M. Michele Burns Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2021	By:	/s/ Sabine Chalmers
Sabine Chalmers Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2021	By:	/s/ Paul Cornet de Ways Ruart
Paul Cornet de Ways Ruart Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2021	By:	/s/ Claudio Garcia
Claudio Garcia Member of the Board of Directors Anheuser-Busch InBev SA/NV

[Anheuser-Busch InBev SA/NV — Power of Attorney]

Date: 19 March 2021	By:	/s/ William F. Gifford, Jr.
William F. Gifford, Jr. Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2021	By:	/s/ Paulo Alberto Lemann
Paulo Alberto Lemann Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2021	By:	/s/ Xiaozhi Liu
Xiaozhi Liu Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2021	By:	/s/ Alejandro Santo Domingo Dávila
Alejandro Santo Domingo Dávila Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2021	By:	/s/ Elio Leoni Sceti
Elio Leoni Sceti Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2021	By:	/s/ Cecilia Sicupira
Cecilia Sicupira Member of the Board of Directors Anheuser-Busch InBev SA/NV

[Anheuser-Busch InBev SA/NV — Power of Attorney]

Date: 19 March 2021	By:	/s/ Grégoire de Spoelberch
Grégoire de Spoelberch Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2021	By:	/s/ Roberto Thompson Motta
Roberto Thompson Motta Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 19 March 2021	By:	/s/ Alexandre Van Damme
Alexandre Van Damme Member of the Board of Directors Anheuser-Busch InBev SA/NV

[Anheuser-Busch InBev SA/NV — Power of Attorney]